U.S. Securities and Exchange Commission
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 17, 2009

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Commission File No. 0001082431
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Pavilion Energy Resources, Inc.
(Name of small business issuer as specified in its charter)

Delaware	65-0963621
State of Incorporation	IRS Employer Identification No.

261 S. Robertson Blvd.
Beverly Hills, CA  90211
(Address of principal executive offices)

(310) 288-4585
(Issuer’s telephone number)

Section 2 – Financial Information

Item 2.01   Completion of Acquisition or Disposition of Assets.

As required under the Asset Purchase Agreement dated April 6, 2009, on  July 10th, 2009, the Company completed the acquisition of certain oil and gas interests with the issuance of 55 million rule 144 shares. The interests are;  Arctic Commons Abyssal Claim, Blake Ridge Claim and OCS lease Application, Bering Sea Abyssal Commons Claim and   Santa Barbara Channel OCS and State Waters lease applications; (PVRE: 75%). The four new large-scale, speculative energy projects, could collectively help make America "Energy Independent." Two of the speculative resources are "Clean-Energy," (Low-CO2) super-giant Natural Gas fields.

Management also sees a tremendous amount of opportunity in the energy sector based on recent & prevailing economic conditions. Oil field assets can be secured at bargain prices today.  In response, the company will seek to acquire oil and gas reserves at a discount to their long-term price-value.

Item 5.02   Departure of Directors or Certain Officers, Election of Directors,

Appointment of Certain Officers

On June 2nd, 2009, Steve Thompson resigned as president and Rob Milligan secretary of Pavilion Energy Resources, Inc., and appointed the following persons as officers:

President -                                         Peter Sterling

Secretary/Treasurer -                       Peter Sterling

Vice-President -                                Rick Strom

Item 4.01   Changes in Registrant's Certifying Accountant.

On July 17, 2009, Tarvaran, Askelson & Company, LLP ("TAC") was appointed as the independent auditor for Pavilion Energy Resources, Inc. (the "Company") commencing with the year ending June 30, 2006, and Jewett, Schwartz, Wolfe & Associates, Inc. ("JSW") were dismissed as the independent auditors for the Company as of July 17, 2009. The decision to change auditors was approved by the Board of Directors on July 17, 2009.

JSW has never issued any financial statements for either of the one most recent completed fiscal years

During the Company's one most recent annual report June 30, 2005, there were no "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation S-B under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Company.

During the Company's one most recent annual report June 30, 2005, the Company did not consult with TAC with respect to the Company regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B under the Exchange Act and the related instructions to Item 304 of Regulation S-B) or a "reportable event" (as such term is described in Item 304(a)(1)(v) of Regulation S-B), or (iii) any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

The Company has furnished a copy of this Report to JSW and requested them to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The letter from JSW will be submitted when received with an amended filing.

Item 9.01	Financial Statements and Exhibits.

(c)  Exhibits

       Exhibit 16.1  Letter of Jewett, Schwartz, Wolfe & Associates - to be filed by amendment.

Item 5.03    Amendments to Articles of Incorporation or Bylaws -

On June 15th , 2009 Pavilion energy Resources, Inc.,  increased its authorized capital to 500,000,000 of par value $0.0001 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pavilion Energy Resources, Inc.

Date: July 22, 2009	By:	Peter Sterling
Peter Sterling Chief Executive Officer (Principle Executive Officer, Principle Financial Officer)